Registration No. 33-79324





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               THE EASTERN COMPANY
             (Exact name of registrant as specified in its charter)


         Connecticut                                         06-0330020
         -----------                                         ----------
   (State or other jurisdiction                          (I.R.S. employer
of incorporation or organization)                     identification number)

112 Bridge Street, Naugatuck, Connecticut                      06770
-----------------------------------------                      -----
   (Address of principal executive offices)                 (Zip code)


                 THE EASTERN COMPANY SAVINGS AND INVESTMENT PLAN
                            (Full title of the plan)

                             John V. Galiette, Esq.
                              Reid and Riege, P.C.
                                One State Street
                               Hartford, CT 06103
                     (Name and address of agent for service)

                                 (860) 240-1009
                     (Telephone number, including area code,
                              of agent for service)

         On May 25, 1994, the Registrant filed with the Securities and Exchange Commission a Form S-8 Registration Statement relating to The Eastern Company Savings and Investment Plan (the "Plan"). The Plan permitted participants to elect to have all or a portion of their account balance under the Plan invested in shares of common stock, no par value, of the Registrant (the "Common Stock"). The registration statement covered an indeterminate number of shares of Common Stock and an indeterminate number of interests in the Plan.

         Effective as of January 1, 1998, the Registrant amended the Plan in order to eliminate the ability of Plan participants to direct the investment of their accounts in the Registrant's Common Stock. As of that date, the Plan ceased to hold any shares of Common Stock of the Registrant.

         Pursuant to Part II, Item 9(a)(3) of the Form S-8 Registration Statement, the Registrant undertook to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

         The offering of securities pursuant to the Form S-8 Registration Statement No. 33-79324 has now terminated. Therefore, the Registrant hereby removes from registration, by means of this post-effective amendment, any of the securities registered under the Form S-8 Registration Statement No. 33-79324 which remain unsold.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-79324 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-79324 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Naugatuck, State of Connecticut, on the 30th day of March, 1999.

                                      THE EASTERN COMPANY


                                      By /s/ Donald E. Whitmore, Jr.
                                      ------------------------------
                                             Donald E. Whitmore, Jr.
                                             (Executive Vice President
                                             Chief Financial Officer, Secretary
                                             and Principal Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-79324 has been signed by the following persons in the capacities and on the dates indicated.

      Signature                   Title                               Date

                            Director, President
               *            and Chief Executive                 March 30, 1999
-----------------------     Officer
Leonard F. Leganza


               *            Director, Executive                 March 30, 1999
-----------------------     Vice President, Chief
Donald E. Whitmore, Jr.     Financial Officer, Secretary
                            and Principal Accounting
                            Officer

-----------------------     Director                                    , 1999
John W. Everets


-----------------------     Director
Charles W. Henry                                                        , 1999

               *            Director                            March 30, 1999
-----------------------
Russell G. McMillen


               *            Director                            March 30, 1999
-----------------------
David C. Robinson


               *            Director                            March 30, 1999
-----------------------
Donald S. Tuttle, III


                           * /s/Donald E. Whitmore, Jr.
                           ----------------------------
                                Donald E. Whitmore, Jr., their attorney
                                acting pursuant to the Power of Attorney
                                included in the signature page of the Form S-8 Registration Statement No. 33-79324


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-79324 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Naugatuck, and State of Connecticut on the 30th day of March , 1999.


                                THE EASTERN COMPANY SAVINGS AND INVESTMENT PLAN THE EASTERN COMPANY


                                By /s/ Donald E. Whitmore, Jr.
                                ------------------------------
                                       Donald E. Whitmore, Jr.
                                      (Executive Vice President
                                       Chief Financial Officer, Secretary
                                       and Principal Accounting Officer)